                                 SEVENTH AMENDMENT
                                       TO THE
                           ZEBRA TECHNOLOGIES CORPORATION
                          PROFIT SHARING AND SAVINGS PLAN


     THIS AMENDMENT made and entered into the ____ day of ____________________, 1997, by and between ZEBRA TECHNOLOGIES CORPORATION (the "Employer") and EDWARD KAPLAN and GERHARD CLESS, as Co-Trustees (the "Trustees").

     WHEREAS, the Employer heretofore adopted the ZEBRA TECHNOLOGIES CORPORATION PROFIT SHARING AND SAVINGS PLAN (the "Plan") originally effective June 1, 1984, the Plan having been last amended and restated effective January 1, 1989; and

     WHEREAS, the Plan has been amended from time to time; and

     WHEREAS, the Employer now desires to further amend the Plan to clarify certain provisions of the Plan; and

     WHEREAS, under the terms of the Plan, the Employer has the right to amend the Plan; and

     WHEREAS, the Employer has delegated the power to amend the Plan to the undersigned officers.

     NOW, THEREFORE, the Employer hereby amends the Plan as follows, effective January 1, 1997:

                                          I.

     Section 5.4(b) of the Plan is hereby amended by substituting the following for the first sentence of the second paragraph therein:

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     "A Participant's allocation of Employer contributions under subsection
     4.1(b) shall be based on the amount contributed by the Participant each payroll period. The Participants entitled to share in the allocation of Employer contributions under subsection 4.1(d) are those in the employ of the Employer on the Anniversary Date."

                                         II.

     Except as hereinbefore amended, the Plan shall continue in full force and effect in accordance with its terms.


     IN WITNESS WHEREOF, this SEVENTH AMENDMENT has been executed by the Employer and Trustees to signify their acceptance of the terms hereof as of the date first written above.


ATTEST:                                 EMPLOYER:


By:                                     By:
   ---------------------------------       ---------------------------------
      Secretary                               Chief Executive Officer


                                        By:
                                           ---------------------------------
                                              Chief Financial Officer


                                        By:
                                           ---------------------------------
                                              Human Resource Officer


                                        TRUSTEES:


                                           ---------------------------------
                                              EDWARD KAPLAN


                                           ---------------------------------
                                              GERHARD CLESS



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